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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 24, 2014 relating to the consolidated financial statements of American Homecare Federation, Inc. and Affiliate as of and for the nine month period ended September 30, 2013 which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Plante & Moran, PLLC

Flint, Michigan
October 3, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS